                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG



              CHILDREN'S COMPREHENSIVE SERVICES MANAGEMENT COMPANY

                                       AND

                       CHAD YOUTH ENHANCEMENT CENTER, INC.
                                       AND
                           CLG MANAGEMENT COMPANY, LLC




                                FEBRUARY 12, 1998

                                Table of Contents

ARTICLE I.

         MERGER OF CONSTITUENT CORPORATIONS............................................................2
         1.1      Effect of the Merger.................................................................2
         1.2      Assets of CHAD at Closing; Properties Acquired in the Merger.........................2
         1.3      Further Assurances...................................................................4
         1.4      Additional Parent Company Obligations................................................4
         1.5      Additional Governing Provisions......................................................4

ARTICLE II.

         CONVERSION AND EXCHANGE OF SHARES.............................................................5
         2.1      Conversion of Shares.................................................................5
         2.2      Shares Owned by CHAD.................................................................5
         2.3      Fractional Shares....................................................................5
         2.4      Exchange of Shares...................................................................5

ARTICLE III.

         MERGER CONSIDERATION..........................................................................6
         3.1      Merger Consideration.................................................................6
         3.2      Closing Statements...................................................................7

ARTICLE IV.

         CERTIFICATE OF INCORPORATION; OFFICERS AND
         DIRECTORS FOLLOWING MERGER....................................................................8

ARTICLE V.

         EFFECTIVE DATE OF MERGER; FILING OF MERGER DOCUMENTS..........................................8
         5.1      Effective Date.......................................................................8
         5.2      Filing of Certificate of Merger......................................................8

ARTICLE VI.

         ASSET ACQUISITION OF REAL ESTATE ASSETS OF CLG................................................9
         6.1      Real Estate Assets of CLG; Sale of Real Estate Assets to Merger Sub..................9
         6.2      Retention of Irrevocable, Permanent Easement Rights..................................9
         6.3      Consideration for Real Estate Assets and Easements...................................9
         6.4      Conveyance of Real Estate Assets: Status of Title....................................9
         6.5      Excluded Items......................................................................10
         6.6      Restrictive Covenants...............................................................10

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
ARTICLE VII.

         REPRESENTATIONS AND WARRANTIES OF SELLERS AND CLG............................................10
         7.1      Organization, Qualification and Authority...........................................10
         7.2      Capitalization and Stock Ownership; Membership Interest in CLG......................11
         7.3      Investments.........................................................................12
         7.4      Absence of Default..................................................................12
         7.5      Financial Statements................................................................12
         7.6      Operations since September 30, 1997.................................................13
         7.7      Litigation..........................................................................14
         7.8      Licenses............................................................................14
         7.9      Medicare and Medicaid Matters.......................................................15
         7.10     Title to and Condition of CHAD Assets...............................................15
         7.11     Contracts...........................................................................16
         7.12     Environmental Matters...............................................................17
         7.13     CHAD Employees.  ...................................................................19
         7.14     Employee Benefit Plans..............................................................19
         7.15     Insurance...........................................................................20
         7.16     Conflicts of Interest...............................................................20
         7.17     Compliance with Laws................................................................20
         7.18     WARN................................................................................21
         7.19     Tax Returns; Taxes..................................................................21
         7.20     Accredited Investor.................................................................21
         7.21     Purchase for Investment; Restrictions on Transfer...................................21
         7.22     Solvency............................................................................22

ARTICLE VIII.

         REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT......................................22
         8.1      Organization, Qualification and Authority...........................................22
         8.2      Absence of Default..................................................................23
         8.3      SEC Reports.........................................................................23
         8.4      Shares to be Issued.................................................................23
         8.5      WARN................................................................................23
         8.6      Solvency............................................................................23
         8.7      Nature of Merger Transaction; Control of Merger Sub; Consideration for Merger.......24

ARTICLE IX.

         COVENANTS OF PARTIES.........................................................................24
         9.1      Certificate of Incorporation and Bylaws of CHAD; Capitalization.....................24
         9.2      Approval by Shareholder.............................................................24
         9.3      Approval by Members.................................................................24
         9.4      Preservation of Business and CHAD Assets............................................24

         9.5      Books and Records...................................................................25
         9.6      Preserve Accuracy of Representations and Warranties.................................25
         9.7      Broker's or Finder's Fee............................................................26
         9.8      Indebtedness; Liens.................................................................26
         9.9      Compliance with Laws and Regulatory Consents........................................26
         9.10     Maintain Insurance Coverage.........................................................26

ARTICLE X.

         CHAD'S AND SELLERS' CONDITIONS TO CLOSE......................................................27
         10.1     Representations and Warranties True at Closing; Compliance with Agreement...........27
         10.2     No Action/Proceeding................................................................27
         10.3     Order Prohibiting Transaction.......................................................27
         10.4     Employment Agreement................................................................27
         10.5     Other Matters, Etc..................................................................27

ARTICLE XI.

         CCSI COMPANIES' CONDITIONS TO CLOSE..........................................................28
         11.1     Representations and Warranties True at Closing; Compliance with Agreement...........28
         11.2     No Action/Proceeding................................................................28
         11.3     Order Prohibiting Transaction.......................................................28
         11.4     Other Matters, Etc..................................................................28
         11.5     Due Diligence; Inspection of CHAD Assets; U.C.C. Searches, Etc......................28
         11.6     Noncompetition Agreements...........................................................29
         11.7     Licenses and Permits................................................................29
         11.8     Consents............................................................................29
         11.9     Opinion of CHAD's Counsel; Opinion of CLG's Counsel.................................29

ARTICLE XII.

         OBLIGATIONS OF CHAD, CLG AND SHAREHOLDER AT CLOSING..........................................30
         12.1     Documents Effecting Closing.........................................................30
         12.2     Opinion of Counsel..................................................................30
         12.3     Corporate Good Standing and Corporate Resolution....................................30
         12.4     Closing Certificate.................................................................30
         12.5     Third Party Consents................................................................30
         12.6     Evidence of Repayment of the Peoples Bank Debt......................................30
         12.7     CHAD Closing Statement..............................................................30
         12.8     CLG Closing Statement...............................................................31
         12.9     Additionally Requested Documents; Post-Closing Assistance...........................31

ARTICLE XIII.

         OBLIGATIONS OF MERGER SUB AT CLOSING.........................................................31

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
         13.1     Merger Consideration................................................................31
         13.2     Real Estate Assets Consideration....................................................31
         13.3     Corporate Good Standing and Certified Board Resolutions.............................31
         13.4     Closing Certificate.................................................................31
         13.5     Opinion of Merger Sub's Counsel.....................................................31
         13.6     CHAD Closing Statement..............................................................32
         13.7     CLG Closing Statement...............................................................32

ARTICLE XIV.

         TERMINATION..................................................................................32
         14.1     Circumstances of Termination........................................................32
         14.2     Effect of Termination...............................................................33

ARTICLE XV.

         SURVIVAL OF PROVISIONS, INDEMNIFICATION, AND DISPUTE RESOLUTION..............................33
         15.1     Survival............................................................................33
         15.2     Indemnification by Shareholder......................................................33
         15.3     Indemnification by Merger Sub and Parent............................................33
         15.4     Rules Regarding Indemnification.....................................................34
         15.5     Exclusivity.........................................................................35
         15.6     Mandatory Binding Arbitration.......................................................35

ARTICLE XVI.
         MISCELLANEOUS................................................................................37
         16.1     Assignment..........................................................................37
         16.2     Other Expenses......................................................................37
         16.3     Notices.............................................................................37
         16.4     Confidentiality: Prohibition on Trading.............................................39
         16.5     Confidential Information............................................................39
         16.6     Partial Invalidity; Waiver..........................................................39
         16.7     Interpretation; Knowledge...........................................................40
         16.8     Limitation of Actions...............................................................40
         16.9     Legal Fees and Costs................................................................40
         16.10    Controlling Law.....................................................................40
         16.11    Representatives.....................................................................40
         16.12    Parent Guarantee....................................................................40
         16.13    Entire Agreement; Counterparts......................................................40

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into on February 12, 1998 by and among CHAD YOUTH ENHANCEMENT CENTER, INC., a Tennessee corporation ("CHAD"), CLG MANAGEMENT, LLC, a Tennessee limited liability company ("CLG"), ROBERT DUWAYNE GLASNER, Psy.D. ("Shareholder"), BECKYE LYNN GLASNER ("Member") (the Shareholder and the Member are referred to herein collectively as the "Sellers" or the "Members"), CHILDREN'S COMPREHENSIVE SERVICES MANAGEMENT COMPANY, a Tennessee corporation ("Merger Sub") (the Merger Subsidiary and CHAD sometimes collectively herein referred to as the "Constituent Corporations"), and CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation ("Parent").

                                    RECITALS:

         WHEREAS, CHAD owns and operates a residential treatment center (the "Facility") providing behavioral health care services to children and adolescents (the "Business"); and

         WHEREAS, the land, buildings and improvements comprising the Facility and containing approximately twenty (20) acres (herein the "Real Estate Assets") are owned by CLG and leased to CHAD; and

         WHEREAS, Shareholder owns all of the issued and outstanding capital stock of CHAD (the "CHAD Stock") and the Shareholder and the Member are the sole members of CLG; and

         WHEREAS, the Shareholder desires to transfer the CHAD Stock and Parent desires to acquire the same from the Shareholder in a stock-for-stock reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, Parent through the Merger Sub also desires to acquire and CLG desires to sell the Real Estate Assets to the Merger Sub, subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, Parent desires to guarantee performance by the Merger Sub under this Agreement of all of the representations, warranties, covenants, conditions and agreements to be performed and observed by each of them.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree (a) that CHAD shall be merged (herein the "Merger") into the Merger Sub, and (b) Merger Sub shall acquire the Real Estate Assets contemporaneously with the Merger, all in accordance with the terms of this Agreement.


                                   ARTICLE I.

                       MERGER OF CONSTITUENT CORPORATIONS

         1.1 EFFECT OF THE MERGER. On the Effective Date of the Merger (as such date is defined in Section 5.1), CHAD shall be merged into Merger Sub, the separate legal existence of CHAD shall cease, and Merger Sub, as the surviving corporation, shall continue its corporate existence under the laws of the State of Tennessee under the name of CHAD Youth Enhancement Center, Inc. (or such other name as Parent may subsequently elect). Subsequent to the Merger, the Merger Sub shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities, and duties of CHAD. All rights, privileges, powers, and franchises of CHAD and all property, real, personal, and mixed, belonging to CHAD shall be vested in Merger Sub and all property, rights, privileges, powers, and franchises and every other interest shall be thereafter as effectually the property of Merger Sub as they were of CHAD. The title to real estate, if any, vested by deed or otherwise in CHAD, shall not revert or be in any way impaired by reason of this Merger, provided that all rights of creditors and all liens upon any property of CHAD shall be preserved unimpaired and all debts, liabilities, and duties of CHAD shall thenceforth attach to the Merger Sub and may be enforced against the Merger Sub to the same extent as if said debts, liabilities, and duties had been incurred or contracted by the Merger Sub.

         1.2 ASSETS OF CHAD AT CLOSING; PROPERTIES ACQUIRED IN THE MERGER. At the closing of the Merger (the "Closing"), CHAD will own or lease, as applicable, all assets, tangible and intangible, real and personal, that are currently used to operate the Business (the "CHAD Assets"), free and clear of all encumbrances, mortgages, pledges, liens, and security interests, other than Permitted Encumbrances as herein defined. "Permitted Encumbrances" are defined as (a) mechanic's, materialmen's and similar liens with respect to any amounts not yet due and payable which are being contested in good faith through appropriate proceedings, (b) liens for taxes not yet due and payable or for taxes which are being contested in good faith through appropriate proceedings,
(c) liens securing rental payments under capital lease agreements, if any, (d) the Easement described in Section 6.2, (e) to the extent constituting a lien or claim on assets, current liabilities of CHAD as reflected on the Balance Sheet (as defined herein) that is contained in Exhibit 7.5(1) ("Current Liabilities") and (f) encumbrances and restrictions on any real property owned or leased by CHAD (including easements, covenants, rights of way and similar restrictions of record) which are reflected in the Title Commitment (as defined herein) and approved by the Parent in accordance with the provisions of this Agreement and which do not materially interfere with the present uses of such real property. The CHAD Assets will include, without limitation, the following:

         (1) All right, title and interest of CHAD as lessee in and to all of the real property leased by CHAD from CLG and used in connection with the Business, if any, including, without limitation, the real property listed and described on Exhibit 1.2(1) attached hereto, and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment leased by CHAD and situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto (collectively, the "Leased Real Estate");

         (2) All equipment, machinery (including the copier leased by CHAD), data processing hardware and software, furniture, furnishings, appliances, vehicles (including the pick-up truck or van owned by CHAD) and other tangible personal property and all replacement parts therefor used in connection with the Business including, without limitation, the equipment listed on Exhibit 1.2(2) attached hereto (collectively, the "Equipment and Furnishings");

         (3) All inventory of goods and supplies used or maintained in connection with the Business reflected on the Financial Statements (collectively, the "Inventory");

         (4) All accounts and notes receivables (the "Receivables") of CHAD;

         (5) Subject to the provisions of Section 3.1 relative to payment of CHAD's obligations to the Peoples Bank, Dickson, Tennessee ("Peoples Bank") all cash, including funds on hand, bank accounts including, without limitation, those accounts listed by name and address of banking institution, account name and account and routing numbers on Exhibit 1.2(5) attached hereto, money market accounts, other accounts, certificates of deposit and other investments of CHAD (the "Cash and Cash Equivalents"), and all prepaid expenses, all prepaid taxes, any and all tax attributes (as the term "tax attributes" is defined in Section 381 of the Code) and CHAD Assets as of Closing, including without limitation, and all net operating loss carry forwards (if any, to the extent permitted by Section 382 of the Code); [provided, that, all actual cash on hand at Closing shall be deemed included in any computation of net working capital for the purposes of this Agreement and all financial statements prepared in connection herewith or referred to herein];

         (6) All personnel, corporate and other records related to the Business, including both hard and microfiche copies, and all manuals, books and records used in operating the Business, including, without limitation, personnel policies and files and manuals, accounting records, and computer software;

         (7) To the full extent not legally required to be reissued or transferred as a consequence of the Merger, all federal, state and local licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises, if any, held by CHAD in connection with the Business as currently conducted (collectively, the "Licenses");

         (8) All goodwill, and, to the extent assignable by CHAD, all warranties express or implied and rights and claims related to the CHAD Assets or the operation of the Business;

         (9) Contract rights and interests held by CHAD arising out of or related to the Business, including but not limited to those certain consultation service agreements, management service agreements and other similar contracts identified on Exhibit 1.2(9) hereto;

         (10) All intangible or intellectual property owned, leased, licensed or possessed by CHAD or the Shareholder and utilized in connection with the Business, including without limitation, the name "CHAD Youth Enhancement Center, Inc." and all variations and derivations thereof, to the extent CHAD or the Shareholder has rights in or to each such name; and

         (11) All of CHAD's right, title and interest in any partnerships, joint ventures or similar arrangements (if any, but only to the extent transferable as of right by CHAD).

         1.3 FURTHER ASSURANCES. From time to time as and when requested in writing by the Merger Sub or any other Parent Company Affiliate (as defined herein), and at the expense of the requesting party, the officers, the directors and the Shareholder of CHAD last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary to vest or perfect in or to confirm of record or otherwise the Merger Sub's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of CHAD described in Section 1.2, and otherwise necessary to carry out the purposes of this Agreement.

         1.4 ADDITIONAL PARENT COMPANY OBLIGATIONS. Parent Company shall do or cause to be done all of the following:

         (1) Obtain the release of Shareholder's obligations from all Contracts (as defined herein) listed on Exhibit 1.4(1), but only to the extent such obligations relate to or arise from periods after Closing or otherwise constitute a current liability being assumed by Merger Sub as a consequence of the Merger. In the event that Parent elects not to obtain the release of the Shareholder, or is unable to obtain any one or more releases, then such obligation shall be deemed to be covered by the indemnification obligations of the Parent set forth in this Agreement;

         (2) For at least three (3) from the Effective Date (as defined herein) the Parent Company shall remain at all times current in its public reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and maintain its registration under the Exchange Act. For at least three (3) years from the Effective Date, the Parent Company also shall continuously, without interruption, maintain its listing on the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc. Automated Quotation System or other recognized securities exchange (collectively, the "Stock Exchanges") reasonably acceptable to Shareholder.

         (3) Provide to the person(s) receiving the Parent Company Shares as the Merger Consideration the incidental ("piggy-back") registration rights specified in Exhibit 1.4(3) and shall perform the obligations therein specified; and

         (4) As to the copier and van acquired pursuant to Section 1.2(2), the Merger Sub shall assume the related obligations, whether classified as a long-term or short-term liability.

         1.5 ADDITIONAL GOVERNING PROVISIONS. It is understood by the parties hereto that the Real Estate Assets and the CHAD Assets are presently encumbered by liens that secure certain obligations owed to Peoples Bank. The existence of such liens shall not constitute violations of this Agreement so long as the Sellers arrange, prior to or contemporaneously with the Closing hereof for the repayment in full of such obligations to Peoples Bank and such liens are actually released by Peoples Bank. The other terms of this Agreement shall be read in connection with this
Section 1.5.


                                   ARTICLE II.

                        CONVERSION AND EXCHANGE OF SHARES

         2.1 CONVERSION OF SHARES. The manner of converting or exchanging the shares of each of the Constituent Corporations shall be as follows:

         (1) The Merger shall effect no change in any of the shares of the Merger Sub stock, and none of its shares shall be converted as a result of the Merger.

         (2) Each share of CHAD Stock issued and outstanding on the Effective Date of the Merger (except shares of CHAD Stock issued and held in the treasury of CHAD) shall, by virtue of the Merger and on the Effective Date of the Merger, be converted into and become, without action on the part of the holder thereof, shares of fully paid and nonassessable Parent Common Stock (as defined herein) in an amount sufficient to comprise the Merger Consideration as set forth in
Article III below.

         2.2 SHARES OWNED BY CHAD. Each share of CHAD Stock issued and held in the treasury of CHAD (if any) shall be canceled and retired, and no shares of stock or other securities of Parent shall be issuable, and no cash shall be exchangeable, with respect thereto.

         2.3 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued pursuant to Section 2.1(2), but in lieu thereof, cash shall be paid to the holder thereof in an amount based on the closing price of Parent Common Stock on the NASDAQ Stock Market's NASDAQ National Market on the Effective Date of the Merger or, if such shares were not traded on such date, based on the closing price thereof on the next preceding day on which such shares were traded. Such amounts shall be paid within ten (10) days after the Closing. No interest shall be payable thereon.

         2.4 EXCHANGE OF SHARES. On and after the Effective Date of the Merger, the Shareholder shall be entitled to receive in exchange for his shares of CHAD Stock a certificate or certificates representing the number of shares of Parent Common Stock (as defined herein) to which he is entitled as provided in Section 2.1(2), and any cash to which he maybe entitled on account of fractional shares as provided in Section 2.3. The Shareholder may elect to have the shares of Parent Common Stock issued to the Sellers as joint tenants with a right of survivorship. Until so presented and surrendered in exchange for a certificate representing Parent Common Stock, each certificate which represented issued and outstanding shares of CHAD Stock on the Effective Date of the Merger shall be deemed for all purposes to evidence ownership of the number of shares of Parent Common Stock into which such shares of CHAD Stock have been converted pursuant to the Merger. Until surrender of such certificates in exchange for certificates representing Parent Common Stock, the holder thereof shall not be entitled to vote at any meeting of Parent stockholders or to receive any dividend or other distribution payable to holders of shares of Parent Common Stock; provided, however, that upon surrender of such certificates representing CHAD Stock in exchange for certificates representing Parent Common Stock, there shall be paid to the record holder of the certificate representing Parent Common Stock issued upon such surrender the amount of dividends or other distributions (without interest) that theretofore became payable with respect to the number of shares of Parent Common Stock represented by the certificate issued upon such surrender. Each of the parties obligated to deliver shares of stock under this Agreement shall deliver such certificates, duly executed and/or endorsed, as the case may be, at the Closing.


                                  ARTICLE III.

                              MERGER CONSIDERATION

         3.1 MERGER CONSIDERATION.

         (1) The merger consideration ("Merger Consideration") shall be Fifty Eight Thousand (58,000) shares of the common voting stock, $0.01 par value, of the Parent (the "Parent Common Stock"), subject to adjustment as set forth in this Article III. The Merger Consideration will be subject to adjustment as follows:

              (a) subject to the provisions of this Section 3.1 relative to repaying Peoples Bank, the Merger Consideration shall be increased or decreased, as appropriate, for any change in net working capital of CHAD between the amount shown on the Balance Sheet of CHAD as of September 30, 1997 and the amount of net working capital shown on the Balance Sheet of CHAD as of January 31, 1998;

              (b) the Merger Consideration shall be increased or decreased, as appropriate, to account for additions or deletions of property, plant, equipment or other non-current assets, if any, purchased or sold between September 30, 1997 and January 31, 1998, subject, however, to the prior written consent of the Merger Sub for material (individually or in the aggregate) transactions, which consent will not be unreasonably withheld;

              (c) the Merger Consideration shall also be increased or decreased, as appropriate, to account for any other Adjustments which are not otherwise included in net working capital at Closing as of January 31, 1998; and

              (d) the Merger Consideration shall be adjusted as necessary to take into account the effects of any stock splits or stock dividends, or comparable actions by either Parent or CHAD, prior to Closing. For purposes of the preceding sentence, the term "Adjustment" shall mean financial statement entries relative to salaries and wages, related payroll taxes, sick leave, holiday, vacation benefits, retirement and any other fringe benefits that will have accrued or should be accrued to CHAD's employees through January 31, 1998.

         In making the various adjustments called for in Section 3.1(1), the parties acknowledge and agree that it is their mutual intention to make the transaction have the same economic effect as if the Closing had actually occurred on January 31, 1998 even though the Merger will not be legally effective until the Effective Time (as herein defined). The parties agree that the same kinds of Adjustments made to the January 31, 1998 financial statements shall also be made to the September 30, 1997 financial statements.

         Notwithstanding the provisions of Subsection 3.1(1)(a) above, CHAD is specifically authorized to repay the existing term loan liability owed to Peoples Bank as to which CHAD is an obligor in an amount not to exceed Three Hundred Twenty Thousand and No/100 Dollars ($320,000.00) without causing a reduction in the number of shares payable to the Shareholder as Merger Consideration.

         (2) The Parent Common Stock will constitute restricted securities the resale of which shall be subject to the requirements of Rule 144 or any similar exemption under federal or state securities laws in effect from time to time. All aspects of the proposed transaction shall be subject to applicable state and federal securities laws. Parent acknowledges and agrees that the Sellers are not now and will not become, as a result of the transactions contemplated by this Agreement, "affiliates," "controlling persons," or "principal shareholders" of Parent within the meaning of the Securities Act of 1933, as amended, the Exchange Act, or any applicable provision of the Tennessee Securities Act, as amended.

         3.2 CLOSING STATEMENTS. The adjustments to the Merger Consideration specified in Section 3.1(1) shall be estimated by the parties hereto in good faith at the Closing to the extent reasonably possible based on the most current interim financial statements; and provisional adjustments as shall be mutually agreed at Closing shall be reflected in one certain "Preliminary Closing Statement". Attached as Exhibit 3.2(1) is the format of the Preliminary Closing Statement. No later than sixty-five (65) days after the Closing, the parties hereto shall prepare the "Final Closing Statement" reflecting the items listed above prepared consistent with the past preparation of the internal financial statements of CHAD on an accrual basis applied consistently with prior periods. Adjustments made after the Closing based on the Final Closing Statement shall be payable in cash by the Parent or, if to be paid by the Shareholder, in the discretion of the Shareholder, in cash or by a combination of cash and shares of Parent Common Stock received as Merger Consideration, on or before the tenth day following the day the Final Closing Statement is agreed upon by the parties. If Merger Sub and the Sellers are unable to agree on the Final Closing Statement within sixty-five (65) days after delivery of the Final Closing Statement, they shall appoint a firm of independent certified public accountants upon which the parties mutually and in good faith agree (the "Accountants") to make such determination, which determination, shall be final and binding on the parties hereto for the purpose of this Agreement, and Merger Sub and Shareholder shall each pay one-half the cost of the Accountants. The format of the Final Closing Statement is attached hereto as Exhibit 3.2(2).

                                   ARTICLE IV.

                   CERTIFICATE OF INCORPORATION; OFFICERS AND
                           DIRECTORS FOLLOWING MERGER

         The Certificate of Incorporation of Merger Sub is hereby amended, effective on the Effective Date of the Merger, by changing Article I thereof so as to read in its entirety as follows:
"The name of the corporation is "CHAD Youth Enhancement Center, Inc."

         On the Effective Date of the Merger, the Certificate of Incorporation of Merger Sub, as hereby amended, shall be the Certificate of Incorporation of the surviving corporation.

         The officers and directors of the Merger Sub on the Effective Date shall, from and after the Effective Time (as defined herein), be the initial officers and directors of the Merger Sub after the Merger until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Merger Sub.

         Neither CHAD, CLG nor either of the Sellers, officers, directors or employees thereof immediately prior to the Effective Time of the Merger shall be responsible for accomplishing such filing(s).


                                   ARTICLE V.

              EFFECTIVE DATE OF MERGER; FILING OF MERGER DOCUMENTS

         5.1 EFFECTIVE DATE. The Merger shall become effective on the filing of this Agreement (or appropriate Certificate(s) of Merger) (such documentation herein the "Certificate of Merger") in the manner required by applicable law (the date of such filing being herein called the "Effective Date of the Merger" and the time of the filing thereof with the Tennessee Secretary of State shall be called the "Effective Time of the Merger").

         5.2 FILING OF CERTIFICATE OF MERGER. Unless this Agreement shall have been terminated prior thereto under the provisions of Article XIV hereof, the Certificate of Merger shall be so filed and recorded as promptly as possible after Closing which shall occur upon satisfaction of the conditions precedent to Closing and in no event later than the end of the next business day following Closing.

                                   ARTICLE VI.

                 ASSET ACQUISITION OF REAL ESTATE ASSETS OF CLG

         6.1 REAL ESTATE ASSETS OF CLG; SALE OF REAL ESTATE ASSETS TO MERGER SUB. Simultaneously with closing of the Merger, the Merger Sub shall also acquire, and CLG shall sell, transfer, convey and deliver to the Merger Sub all of CLG's right, title and interest in fee to all of the Real Estate Assets. The Real Estate Assets include all of the approximately twenty (20) acres of real property, other than the Retained Real Estate, as shown on the survey (the "Survey") dated January 21, 1998 and attached hereto as Exhibit 6.1(a). The Real Estate Assets shall include CLG's right, title and interest in fee in and to all structures, improvements, fixed assets, fixtures (including fixed machinery and fixed equipment) owned in fee by CLG and situated at, on, or under the Real Estate Assets, together with all existing appurtenances, easements and rights-of-way related thereto. CLG shall provide a title insurance commitment (the "Title Commitment") prior to Closing, and a title insurance policy (the "Title Policy") consistent therewith promptly after Closing from a title issuer reasonably acceptable to Merger Sub, and all of CLG's liability to any of the CCSI Companies for representations and warranties concerning matters of title to the Real Estate Assets herein and in the Deed shall be deemed to be limited to the coverage of such Title Policy. The Title Commitment and the Title Policy shall not contain any exceptions other than the Permitted Exceptions and other exceptions (if any) agreed upon by the Parent or the Merger Sub in their sole discretion at or before Closing as disclosed in the Title Commitment. The Title Commitment shall become a part of this Agreement as Exhibit 6.1(b) and the Title Policy shall become a part of this Agreement as Exhibit 6.1(c).

         6.2 RETENTION OF IRREVOCABLE, PERMANENT EASEMENT RIGHTS. The Merger Sub shall acquire all non-public roads located contiguous to the Real Estate Assets that are owned by CLG from CLG. The Merger Sub agrees that CLG shall retain an irrevocable, insurable, mortgageable easement (the "Easement") in respect of such roads, which Easement shall entitle CLG to reasonable ingress and egress to and from the Real Estate Assets on existing roads, to perpetual use of the existing roads to and from the Facility, and to provide current and future utility access mutually and reasonably acceptable to both parties to the Retained Real Estate.

         6.3 CONSIDERATION FOR REAL ESTATE ASSETS AND EASEMENTS. As consideration for the conveyance by CLG of the Real Estate Assets, the Merger Sub shall pay to CLG at Closing the sum of One Million Two Hundred Thousand and No/100 Dollars (US$1,200,000.00) in cash in immediately available funds (the "Cash Consideration"). The Cash Consideration shall be subject, however, to adjustment at Closing for 1998 real estate taxes, which shall be pro-rated between CLG and the Merger Sub through Closing.

         6.4 CONVEYANCE OF REAL ESTATE ASSETS: STATUS OF TITLE. CLG shall convey the Real Estate Assets and retain the Easement by execution and delivery of a Special Warranty Deed (the "Deed") in the usual and customary form appropriate for recording with the applicable Register of Deeds for the county in which the Real Estate Assets are located. The Deed shall convey good and marketable title to the Real Estate Assets to the Merger Sub free and clear of all encumbrances, mortgage pledges, liens and security interests other than Permitted Encumbrances



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



as defined in Section 1.3 hereof and as set forth in Section 6.1 hereof. The form of the Deed is attached hereto as Exhibit 6.4. The Deed shall recite that CLG retains the Easement for the benefit of CLG, Robert DuWayne Glasner, and all of CLG's successors in title forever.

         6.5 EXCLUDED ITEMS. Notwithstanding any other provision contained in this Agreement to the contrary, CLG shall not sell, transfer, convey or deliver to the Merger Sub, and the Merger Sub shall not acquire any interest in the real estate and other property rights described in the Survey (Exhibit 6.1(a)) other than that marked as part of the approximately twenty (20) acres used for the Facility as described on the Survey and in the Deed. CLG is retaining all such property (the "Retained Real Estate").

         6.6 RESTRICTIVE COVENANTS. At Closing, the parties shall execute mutual restrictive covenants that shall run with the land and be binding on their respective successors until January 31, 2018 in the form of Exhibit 6.6. CLG agrees that it shall not, as of the Closing or at any time thereafter, permit the Retained Real Estate to be used for any Competitive Business (as defined herein). Parent and Merger Sub agree that they shall not, as of the Closing or at any time thereafter, permit the Real Estate Assets to be used for any purpose that is toxic or hazardous to the use of the Retained Real Estate for residential, commercial, or office purposes. "Competitive Business" means any commercial or not-for-profit enterprise involving the use of the Retained Real Estate as a group residential facility of any type including by way of example and not by way of limitation a treatment center for delivery of behavioral health services or a nursing home.


                                  ARTICLE VII.

                REPRESENTATIONS AND WARRANTIES OF SELLERS AND CLG

         As a material inducement to Parent and Merger Sub to enter into this Agreement, to consummate the Merger and to acquire the Real Estate Assets, CLG and the Shareholder each hereby jointly and severally represent and warrant to Parent and Merger Sub, which representations and warranties will be true and correct on the date of Closing the matters set forth in this Article VII. In addition, Beckye Lynn Glasner, individually, acknowledges and agrees that she has read and carefully reviewed all of the representations and warranties set forth in this Article VII, and, to her knowledge, such representations and warranties are true, correct and accurate.

         7.1 ORGANIZATION, QUALIFICATION AND AUTHORITY. CHAD is a corporation duly organized and validly existing under the laws of the State of Tennessee and is in good standing and duly qualified to do business as a foreign corporation in all states required by its Business as set forth on Exhibit 7.1, except where the failure to be so qualified would not have a material adverse effect on the Business or results of operations of CHAD. CHAD has full corporate power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its business as it is now being conducted. CHAD and Sellers each have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements executed and delivered in connection with this Agreement, to consummate the Merger and other transactions contemplated on the part of each such party hereby, and to take all actions necessary, in their respective capacities, to permit or approve the actions of each of CHAD and Sellers. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by each of CHAD and Sellers, have been duly authorized by all necessary action on the part of such parties. No other action, consent or approval on the part of any of CHAD, Sellers or any other person or entity is necessary to authorize due and valid execution, delivery and consummation, of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements executed in connection herewith by CHAD and/or Sellers, upon due execution and delivery thereof, will constitute the valid and binding obligations of CHAD and/or Sellers, as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

                  CLG is a limited liability company duly organized and validly existing under the laws of the State of Tennessee and is in good standing in the State of Tennessee. CLG conducts no operations and has no property outside the State of Tennessee. CLG has full authority and power to own, lease and operate its facilities and assets as presently owned, leased and operated and to carry on its Business as it is now being conducted. CLG has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements executed and delivered in connection with this Agreement to consummate the sale of the Real Estate Assets contemplated herein and to take all action necessary to effectuate the consummation of the sale of the Real Estate Assets. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by CLG and/or its Members have been, or by the date of Closing, will have been duly authorized by all necessary action on the part of such parties. No other action, consent or approval on the part of CLG, its Members, or any other person is necessary to authorize due and valid execution, delivery and consummation, of this Agreement and all other agreements and documents executed in connection with the sale of the Real Estate Assets to the Merger Sub. This Agreement and all other agreements executed in connection herewith by CLG and/or its Members, upon due execution and delivery thereof, will constitute the valid and binding obligations of CLG enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity. A copy of each of the Articles of Organization and the Certificate of Existence of CLG are attached to the opinion of counsel to be supplied by the Sellers pursuant to Section 11.9.

         7.2 CAPITALIZATION AND STOCK OWNERSHIP; MEMBERSHIP INTEREST IN CLG. Except for the Shareholder, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock or other security of CHAD. CHAD has issued and outstanding One Thousand (1,000) shares of its par value common stock which constitute all the issued and outstanding securities of CHAD (the "CHAD Stock"). The CHAD Stock is duly authorized, validly issued, fully paid and nonassessable, and is owned free and clear of any liens, charges, security interests, pledges or other encumbrances other than the lien to Peoples Bank. At Closing, CHAD will not have any outstanding subscriptions, options, warrants, calls, contracts, convertible securities or other instruments, agreements or arrangements of any nature whatsoever under which CHAD is or may be obligated or compelled to issue any capital stock, security or interest of any kind, or to transfer or modify any right with respect to any capital stock, security or other interest, and, as of the Closing, no one will have any preemptive rights, right of first refusal or similar rights with respect to the CHAD Stock or, other than the Shareholder, any equity interest in CHAD. Neither CHAD nor Shareholder is a party to any, and there exist no, voting trusts, stockholder agreements, pledge agreements or other agreements relating to or restricting the transferability of any shares of the CHAD Stock or equity interests of CHAD.

             The Members are also the sole members of CLG.

         7.3 INVESTMENTS. CHAD owns no capital stock, securities, interest or other right or any option or warrant convertible into the same, of any corporation, partnership, limited liability company, joint venture or other business enterprise.

         7.4 ABSENCE OF DEFAULT. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by CHAD, CLG and Sellers will not constitute a violation of, or be in conflict with, will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, create or cause the acceleration of the maturity of any debt, indenture, obligation or liability affecting CHAD, CLG, the Sellers, the Business, CHAD Assets or Real Estate Assets or rights in the CHAD Stock, result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the CHAD Stock, the CHAD Assets or the Real Estate Assets under: (a) any term or provision of the Charter or Bylaws of CHAD or the Operating Agreement of CLG;
(b) any contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which CHAD, CLG and/or any Seller is a party or by which either CHAD, CLG, any Seller, the CHAD Stock, the CHAD Assets and/or the Real Estate Assets are bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which CHAD, CLG, any Seller, the CHAD Stock, the CHAD Assets and/or the Real Estate Assets are subject.

         7.5 FINANCIAL STATEMENTS.

             (1) Attached hereto as Exhibit 7.5(1) are true and correct copies of CHAD's compiled balance sheets and income statements for the year ended September 30, 1997 (the "Fiscal Year Financial Statements"), and the interim unaudited balance sheets and income statements of CHAD for the one (1) month period ended October 31, 1997 (the "Interim Financial Statements," which, with the Fiscal Year Financial Statements, will be referred to as the "Financial Statements"). The Financial Statements are based on the books and records of CHAD. Except as set forth in the Interim Financial Statements or on Exhibit 7.5(1), CHAD has, and as of the Closing will have, no material contingent liabilities or obligations, except for such liabilities and obligations (none of which individually or in the aggregate shall be material) which are incurred in the ordinary course of business.

             (2) To the best knowledge of CHAD and the Sellers, the books and records of CHAD are in such order and completeness so that an unqualified audit may be performed for any period prior to Closing not already audited. The Sellers will cooperate in all reasonable respects with the Merger Sub in attempting to perform an audit of CHAD for any period prior to Closing not already audited at Merger Sub's expense.

         7.6 OPERATIONS SINCE SEPTEMBER 30, 1997. Except as set forth in Exhibit 7.6, since September 30, 1997 there has been no:

             (1) change in the condition of CHAD, financial or otherwise, which has, or could reasonably be expected to have, a material adverse effect on any of the CHAD Assets, the Real Estate Assets, the Business or on the results of the operations of CHAD as a whole;

             (2) material loss, damage or destruction of or to any of the CHAD Assets or the Real Estate Assets, whether or not covered by insurance;

             (3) sale, lease, transfer or other disposition by CHAD or CLG of, or mortgages or pledges of, or the imposition of any lien, charge or encumbrance (other than taxes and fees imposed by the governmental authorities none of which are delinquent) on, any portion of the CHAD Assets or the Real Estate Assets, except inventory and equipment held for use in the ordinary course of business and the disposal of obsolete assets in non-material amounts in the ordinary course of business;

             (4) increase in the compensation payable by CHAD, the Shareholder, officers of directors or any increase in the compensation payable to CHAD to any other employees, independent contractors or agents, or increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, independent contractors or agents of CHAD outside the ordinary course of business. A list of employees and their compensation as of February 10, 1998 is attached hereto as
Exhibit 7.6(4);

             (5) adjustment or write-off of Receivables or reduction in reserves for Receivables outside of the ordinary course of business, or change in the accounting methods or practices employed by CHAD or change in adopted depreciation or amortization policies;

             (6) issuance or sale by CHAD, or contract or other commitment entered into by CHAD or any Seller for the issuance or sale, of any shares of capital stock or securities convertible into or exchangeable for capital stock of CHAD;

             (7) payment by CHAD of any dividend, distribution or extraordinary or unusual disbursement or expenditure or intercompany payable other than lease payments to CLG under the CLG Lease (as defined herein) and the conveyance of a garage to the Shareholder as additional compensation to the Shareholder;



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



             (8) merger, consolidation or similar transaction; or solicitation therefor;

             (9) security interest, guarantee or other encumbrance, other than in the ordinary course of business, obligation or liability, in each case whether absolute, accrued, contingent or otherwise, or whether due or to become due, incurred or paid by CHAD to any person or entity; or the making by CHAD of any loan or advance to, or an investment in, any person or entity other than prepayments for goods and services actually used in the Business in non-material amounts made in the ordinary course of business;

             (10) federal, state, or local statute, rule, regulation, order or case adopted, promulgated or decided that, to the knowledge of CHAD or the Sellers, materially and adversely affects CHAD, the CHAD Stock, the Business, the CHAD Assets or the Real Estate Assets;

             (11) strike, work stoppage or other labor dispute adversely affecting the Business; or

             (12) termination, waiver or cancellation of any material rights or claims of CHAD, under any contract of CHAD or otherwise.

         7.7 LITIGATION. Except as disclosed in Exhibit 7.7, no person or party including, without limitation, any governmental agency has asserted, or, to the knowledge of CHAD or CLG or Sellers, has threatened to assert, any claim for any action or proceeding, against CHAD or CLG (or any officer, director, employee, agent or Shareholder of CHAD or CLG) arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, or the Americans With Disabilities Act or the Family Medical Leave Act of 1993). Neither CHAD nor CLG nor Sellers have received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to environmental protection, civil rights, public health and safety and occupational health). Except as set forth in Exhibit 7.7, there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or threatened involving CHAD, CLG, the Sellers, the CHAD Stock, any of the CHAD Assets, the Real Estate Assets or the Business Disclosure of such matters on Exhibit 7.7 shall not limit or vitiate the indemnity for such pre-Closing claims provided in Article XV.

         7.8 LICENSES. CHAD has all Licenses necessary for CHAD to operate and conduct the Business, and there does not exist any waivers or exemptions relating thereto, except where the failure to hold such licenses would not have a material adverse effect. There is no material default on the part of CHAD or any other party under any of the Licenses. To the best knowledge of CHAD and the Shareholder, there exists no grounds for revocation, suspension or limitation of any of the Licenses, except to the extent the Merger may have such effect. Copies of each of the Licenses are attached hereto and are listed on Exhibit
7.8. No notices have been received by

CHAD or either of the Sellers with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses.

         7.9 MEDICARE AND MEDICAID MATTERS. To the extent applicable to CHAD, CHAD has complied, and, to CHAD's best knowledge, as it might relate to CHAD or the Business, each of the providers, if any, with which CHAD contracts (herein a "CHAD Provider") has complied in all material respects with all laws, rules and regulations of the Medicare, Medicaid and other governmental health care programs, and has filed all claims, invoices, returns, cost reports and other forms substantially in the manner prescribed. All cost reports, claims, invoices, filings and other forms made or filed by CHAD, if applicable, and, to CHAD's best knowledge, made or filed by each CHAD Provider with Medicare, Medicaid or any other governmental health or welfare related entity or any third party payor since the inception of the Business, are in all respects true, complete, correct and accurate in all material respects. To the best of CHAD's knowledge, no deficiency, either individually or in the aggregate, in any such cost reports, claims, invoices and other filings, including claims for over-payments or deficiencies or for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims or any other third party payor, and there is no reasonable basis known to CHAD or the Sellers for any claims or requests for reimbursement. Neither CHAD nor, to the best of its knowledge, any CHAD Provider has been subject to any audit relating to fraudulent procedures or practices. To the best of CHAD's knowledge, there is no basis for any claim or request for recoupment or reimbursement from CHAD or, to the best of its knowledge, any CHAD Provider, of any federal or state agency or instrumentality or other provider reimbursement entities.

         7.10 TITLE TO AND CONDITION OF CHAD ASSETS.

              (1) CHAD is the sole legal and beneficial owner of the personal property included in the CHAD Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in title, encroachments, and other encumbrances, except for Permitted Encumbrances. The CHAD Assets are all the assets set forth on the Interim Financial Statements or currently used in the operation of the Business. The description of the Real Estate Assets and retained Easement contained in Exhibit 6.1(a) is based on the Survey and includes all real property leased from CLG pursuant to the CLG lease attached hereto as Exhibit 7.10(1) (the "CLG Lease"). Subject to the CLG Lease, CLG is in lawful possession of the Real Estate Assets including without limitation the buildings, structures and improvements situated thereon and appurtenances thereto, free of all mortgages, liens, and other encumbrances and restrictions except for Permitted Encumbrances.

              (2) CHAD is in lawful possession of all the Real Estate Assets including, without limitation, the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens and other encumbrances or restrictions, except for Permitted Encumbrances and the CLG Lease.

              (3) The Equipment and Furnishings are all of the "Equipment" reflected on the Interim Financial Statements, other than those items sold and replaced in the ordinary course of business. All of the Equipment and Furnishings in all material respects (a) operate in accordance with their intended use, (b) perform the functions they are used for by CHAD,
(c) are free of known structural, installation, engineering, or mechanical defects or problems, and (d) are otherwise in good working order. Neither CHAD nor CLG has received any written recommendation from any insurer to repair or replace any of the material CHAD Assets or Real Estate Assets with which CHAD has not complied to the best of its understanding of each such recommendation.

             (4) All motor vehicles used in the Business, whether owned or leased, are listed in Exhibit 1.2(2) attached hereto, are properly licensed and are registered in accordance with applicable law. If such vehicles are leased, the leases are in full force and effect, and CHAD has complied with all terms of such leases in all material respects.

             (5) All trademarks, service marks, trade names, patents, inventions, processes, copyrights and applications therefor, whether registered or at common law (collectively, the "Intellectual Property"), owned or used by CHAD are listed and described in Exhibit 7.10(5) attached hereto. No proceedings have been instituted or are pending that have been served on the Sellers or CHAD or as to which any of them has actual notice or, to the knowledge of CHAD or either of the Sellers, threatened that challenge the validity of the ownership by CHAD of any such Intellectual Property. CHAD has licensed no one to use any such Intellectual Property, and neither CHAD nor the Sellers has any knowledge of the use or the infringement of any of such Intellectual Property by any other person. CHAD owns or possesses adequate and enforceable licenses or other rights to use all Intellectual Property now used in the conduct of the Business, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         7.11 CONTRACTS.

              (1) Exhibit 7.11(1) sets forth a complete and accurate list of all material provider agreements, service agreements or other similar agreements comprising the Business, together with all contracts, leases, subleases, options and commitments, oral or written, and all assignments and amendments thereof, affecting or relating to the Business, the CHAD Stock or any CHAD Asset or any interest therein, to which CHAD, CLG and/or either of the Sellers is a party or by which CHAD, the CHAD Assets, the Real Estate Assets or the Business is bound or affected (collectively, the "Contracts"). Exhibit 7.11(1), as well as the term "contracts", may exclude Contracts involving annual amounts of $5,000.00 or less. Accurate, complete and unredacted copies of all written Contracts will be made a part of Exhibit 7.11(1) which also includes written summaries of key terms of all oral Contracts.

              (2) Except as reflected in Exhibit 7.11(2), and except for consents required as a result of the Merger and other transactions contemplated herein, a list of which consents is included in Exhibit 7.11(2), none of the Contracts has been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity. No event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Contracts. To the best knowledge of the Sellers, there are no counterclaims or offsets under any of the Contracts.

              (3) Except as therein stated, there does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Contracts. No purchase commitment by CHAD is in excess of CHAD's ordinary and/or reasonably anticipated business requirements.

              (4) Exhibit 7.11(4) lists every repair and maintenance obligation of CHAD or CLG pursuant to the Contracts over $10,000.00 required to be performed on or before the Closing, if any, but which will remain unperformed at the Closing.

         7.12 ENVIRONMENTAL MATTERS.

              (1) Hazardous Substances. As used in this Section 7.12(1), the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including but not limited to those substances, materials, and wastes defined in Paragraph 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or which are regulated under any other Environmental Law (as such term is defined herein), and any of the following: hydrocarbons, petroleum and petroleum products (except as they exist in the ordinary course of business and in material compliance with Environmental Law, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances (other than naturally occurring materials in place), flammables and explosives.

              (2) Compliance with Laws and Regulations. All operations or activities on, and any use or occupancy of any property owned leased or managed by CHAD or CLG, any Affiliates of CHAD or CLG (wherein the term "Affiliates" will mean any person or entity controlling, controlled by or under common control at any time with CHAD or CLG, and the term "control" will mean the power, directly or indirectly to direct the management or policies of such person or entity), and any agent, contractor or employee of any agent or contractor of CHAD or CLG or their respective Affiliates ("Agents"), or to the knowledge of either of the Sellers (including any tenant or subtenant of CHAD or CLG) is and has been in compliance with any and all laws, regulations, orders, codes, judicial decisions, decrees, licenses, permits and other applicable requirements of governmental authorities with respect to Hazardous Substances, pollution or protection of human health and safety (collectively, "Environmental Laws"), including but not limited to the release, emission, discharge, storage and removal of Hazardous Substances. CHAD or CLG, Affiliates and Agents have kept the property owned, leased or managed by CHAD or CLG free of any lien imposed pursuant to Environmental Laws. To the knowledge of CHAD, CLG and each of the Sellers, all prior owners, operators, managers and other occupants of such premises have complied with Environmental Law. Except for uses and storage or presence of Hazardous Substances reasonably necessary or incidental to the customary operation of a business similar to the Business, as appropriate which, if required, was stored or present in material compliance with Environmental Law:

                  (a) CHAD utilizes commercially available cleaning and waxing materials, gasoline, diesel fuel, and sewage treatment chemicals in the operation of the Business. Other than these materials, which are transported, stored, utilized and disposed of in the ordinary course of Business in compliance with Environmental Law and, except as reflected in the Environmental Reports (as defined herein), neither CHAD, CLG nor the Sellers nor any employees or persons hired by any of the foregoing have used, generated, treated, handled, manufactured, voluntarily transmitted or stored any Hazardous Substances on any property owned or leased by CHAD, including the Real Estate Assets, or in connection with the Business, nor, to the knowledge of CHAD, CLG or either of the Sellers, has any premises owned, leased or managed by CHAD or CLG ever been used for any of the foregoing; and

                  (b) Neither CHAD nor CLG nor any Affiliates or Agents have installed on any premises owned, leased or managed by CHAD or CLG friable asbestos or any substance containing asbestos in condition or amount deemed hazardous by Environmental Law; and

                  (c) Neither CHAD nor CLG has at any time engaged in any dumping, discharge, disposal, spillage or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances that would subject CHAD, CLG, either of the Sellers or Merger Sub to clean-up obligations imposed by governmental authorities; and

                  (d) To the knowledge of the Sellers, neither CHAD nor CLG nor the prior owners of any premises owned, leased or managed by CHAD or CLG (i) have either received or been issued a notice, demand, request for information, citations, summons or complaint regarding an alleged failure to comply with Environmental Law, or (ii) is subject to any existing, pending, or, to the knowledge of CHAD, CLG or either of the Sellers, threatened investigation or inquiry by any governmental authority for noncompliance with, or any remedial obligations under Environmental Law, and there are no circumstances known to CHAD, CLG or either of the Sellers which could serve as a basis therefor. Neither CHAD nor CLG has assumed any liability of a third party for clean-up under or noncompliance with Environmental Law; and

                  (e) CHAD or CLG or their respective Affiliates or Agents have not transported or arranged for the transportation of any Hazardous Substances to any location which is listed or, to the knowledge of CHAD, CLG or either of the Sellers, proposed for listing under Environmental Law or is the subject of any enforcement action, investigation or other inquiry under Environmental Law.

              (3) Other Environmental Matters. CHAD has furnished or caused to be furnished to counsel to the Merger Sub the environmental report that CLG obtained prior to the acquisition of the Real Estate Assets, and CHAD has cooperated with the Parent and its agents in the engineering and environmental audit conducted by them in connection with the transaction and the acquisition of the Real Estate Assets by the Merger Sub. The environmental report obtained by CHAD and the environmental report obtained by Merger Sub constitute the "Environmental Reports."

              (4) Environmental Reports. Notwithstanding anything contained in this Section 7.12, CHAD shall not be liable to the Merger Sub or to the Parent for any matters disclosed in the Environmental Reports.

         7.13 CHAD EMPLOYEES.

              (1) Exhibit 7.13(1)(a) attached hereto sets forth: (i) a complete list of all of CHAD's employees, (ii) their respective rates of pay,
(iii) the employment dates and job titles of each such person, (iv) categorization of each such person as a full-time or part-time employee of CHAD,
(v) the amount of accrued vacation with respect to such person, and (vi) the amount of accrued sick pay with respect to such person. For purposes of this paragraph, "part-time employee" means an employee who is employed for an average of fewer than twenty (20) hours per week or who has been employed for fewer than six (6) of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. ss.2102, et seq. Except as provided in Exhibit 7.13(1)(a), CHAD has no employment agreements with its employees and all such employees are employed on an "at will" basis. Exhibit 7.13(1)(b) (i) contains a list and copies of all employee fringe benefits and personnel policies, and (ii) lists all ex-employees of CHAD utilizing or eligible to utilize COBRA. CHAD has or prior to Closing will have adequately accrued and included in the Financial Statements, all salaries and wages, related payroll taxes and all sick leave, holiday, vacation benefits, retirement and other fringe benefits that will have accrued to CHAD's employees through the Closing Date, including related payroll taxes.

              (2) CHAD is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization that obligates CHAD to compensate employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. There is no pending or, to the knowledge of CHAD or either of the Sellers, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between CHAD and any present or former employee(s) of CHAD. Except as provided in Exhibit 7.13(2), there is no pending or, to the knowledge of CHAD or either of the Sellers, threatened suit, action, investigation or claim between CHAD and any present or former employee(s) of CHAD, other than unemployment claims filed and/or pending from time to time in the ordinary course of business. To the best knowledge of either of the Sellers, there has not been any labor union organizing activity with respect to CHAD's employees.

         7.14 EMPLOYEE BENEFIT PLANS.

              (1) Benefit Plans. Except for health and life insurance plans offered in the ordinary course of Business (if and to the extent such plans may be considered, for any purpose, to be an "employee welfare benefit plan"), CHAD has not instituted any (a) "employee welfare benefit plan" (as defined in Paragraph 3(1) of the Employee Retirement Income Security Act of

1974 as amended ("ERISA")) maintained by CHAD or to which CHAD contributes or is required to contribute, and (b) "employee pension benefit plan" (as defined in Paragraph 3(2) of ERISA) maintained by CHAD, to which CHAD contributes or is required to contribute, or which covers employees of such CHAD during the period of their employment with any predecessor of CHAD, including any multi-employer pension plan as defined under The Code, Paragraph 414(f) (such employee welfare benefit plans and pension benefit plans being hereinafter collectively referred to as the "Benefit Plans"). Copies of all Benefit Plans and health and life insurance plans have previously been provided to Merger Sub.

              (2) Liabilities. There are no unfunded liabilities under any Benefit Plan.

         7.15 INSURANCE. CHAD has in effect and has for at least five (5) years or the period of its existence, whichever is less, continuously maintained insurance coverage for all of its operations, personnel and assets, and for the CHAD Assets and the Business. A complete and accurate list of all current insurance policies is included in Exhibit 7.11(1). Exhibit 7.15 attached hereto sets forth a summary of CHAD's current insurance coverage (listing type, carrier and limits), includes a list of any pending insurance claims relating to CHAD or the Business, and includes a recent three (3)-year claims history relating to CHAD and the Business as prepared by the applicable insurance carrier(s). To the best of its knowledge, CHAD is not in default or breach with respect to any provision contained in any such insurance policies, nor has CHAD failed to give any notice or to present any claim thereunder in due and timely fashion.

         7.16 CONFLICTS OF INTEREST. Except as set forth on Exhibit 7.16, none of the following is either a supplier of goods or services to CHAD, or directly or indirectly controls or is a director, officer, employee or agent of any corporation, firm, association, partnership or other business entity that is a supplier of goods or services to CHAD: (a) either of the Sellers, (b) any director or officer of CHAD, or (c) any entity under common control with CHAD or controlled by or related to either of the Sellers.

         7.17 COMPLIANCE WITH LAWS. Neither CHAD nor either of the Sellers has made any kickback or bribe to any person or entity, directly or indirectly, for referring, recommending or arranging business with, to or for CHAD. CHAD is in material compliance (without obtaining waivers, variances or extensions) with all federal, state and local laws, rules and regulations that relate to the operations of the Business, except where the failure to be in compliance would not have a material adverse effect on the Business. All tax and other returns, reports, plans and filings of any nature required to be or otherwise filed by CHAD or either of the Sellers with any governmental authorities have been properly completed, except where the failure to be so completed or filed could not have a material adverse effect on the Business, and timely filed in compliance with all applicable requirements. Each return, report, plan and filing contains no materially untrue or misleading statements and does not omit anything which would cause it to be misleading or inaccurate in any material respect. The final tax return for CHAD shall be prepared and timely filed by the Merger Sub with such assistance from the Shareholder's and CHAD's respective accountants as Merger Sub may require at Merger Sub's reasonable expense as to the accountants and such taxes shall be paid by Merger Sub with any excess or shortfall to be adjusted on the Final Closing Statement.

         7.18 WARN. Since ninety (90) days prior to Effective Date, CHAD has not temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN.

         7.19 TAX RETURNS; TAXES. CHAD and each of Sellers have filed all federal, state and local tax returns and tax reports required by such authorities to be filed as of the time of Closing. CHAD and each of the Sellers, as applicable, have paid or accrued for all material taxes, assessments, governmental charges, penalties, interest and fines due as of the time of Closing (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls) by any governmental authority. Additionally, the reserves for taxes, if any, shown in the Final Closing Statement are and will be adequate to accurately reflect all material tax liabilities accrued or owing as of the Closing. Except as set forth on Exhibit 7.19, there is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the knowledge of CHAD or either of the Sellers, threatened against CHAD or either of the Sellers by any governmental authority; and neither CHAD nor either of the Sellers has been granted any extension of the limitation period applicable to any tax claims.

         7.20 ACCREDITED INVESTOR. Shareholder hereby represents and warrants to the Parent and Merger Sub that he is an "Accredited Investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933. Shareholder represents that he has the requisite experience, knowledge and sophistication necessary to evaluate and make an informed decision about the investment being made by him in the Merger by virtue of the receipt of the Parent Common Stock. Shareholder acknowledges he has been provided complete access to all records of the Parent which it has requested, as well as to its properties and executive employees as Shareholder may have requested. In addition to the information and disclosures of the SEC Reports (as defined in Section 8.3), the Shareholder acknowledges that he has had the opportunity to ask questions and receive answers from executive employees of the Parent about the Parent, its business and his investment in the Parent Common Stock.

         7.21 PURCHASE FOR INVESTMENT; RESTRICTIONS ON TRANSFER. The Shareholder acknowledges that he is acquiring the Parent Common Stock for his own account and not with a view to or present intention of distribution thereof in violation of the Securities Act of 1933, as amended, or any state securities or blue sky laws. The Parent Common Stock will not be disposed of in contravention of any such laws. The Shareholder also acknowledges that, although there exists a public market for registered shares of the Parent Common Stock, the Parent Common Stock being received by him as Merger Consideration has not been registered under any securities laws and, therefore, cannot be sold and must be held indefinitely, unless subsequently registered under applicable securities laws or unless an exemption from such registration is available. The Shareholder acknowledges and agrees that certificate(s) representing the Parent Common Stock issued as Merger Consideration will contain the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities have been acquired without a view to distribution and may not be offered, sold, transferred, pledged or hypothecated, whether or not for consideration, in the absence of registration under the Securities Act of 1933, as amended, and applicable state securities laws or written opinion of counsel in customary form addressed to Children's Comprehensive Services, Inc. that registration is not required.

         Notwithstanding the foregoing requirements concerning registration or an opinion of counsel, no such registration or opinion of counsel shall be required in the event that the Shareholder returns shares of Parent Common Stock to Merger Sub or Parent pursuant to Section 3.2 of this Agreement.

         7.22 SOLVENCY. None of CHAD, CLG or the Shareholder are insolvent nor will any such party be rendered insolvent by the execution delivery or performance of this Agreement.


                                  ARTICLE VIII.

             REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

         As an inducement to each of the Members, CHAD and CLG to enter into this Agreement and to consummate the transactions contemplated hereunder, Merger Sub and Parent each hereby represent and warrant to each of the Members, to CHAD and to CLG, which representations and warranties will be true and correct on the date of Closing, as follows:

         8.1 ORGANIZATION, QUALIFICATION AND AUTHORITY. Merger Sub and Parent are corporations duly organized, validly existing and in good standing under the laws of the State of Tennessee (the "CCSI Companies"). Each of the CCSI Companies has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. The CCSI Companies have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements relating to this Agreement and to consummate the Merger and other transactions contemplated on the part of Merger Sub and Parent hereunder. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by the CCSI Companies have been duly authorized by all necessary corporate action and shareholder action on the part of each and all of the respective CCSI Companies. No other action on the part of any CCSI Companies or any other person or entity is necessary to authorize the execution, delivery, consummation and/or performance of this Agreement and all other agreements and documents executed in connection herewith. This Agreement, and all other agreements and documents executed in connection herewith by the CCSI Companies, upon due execution and delivery thereof, will constitute the valid and binding obligations of the respective CCSI Companies, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity. Copies of the Certificates of Existence of each of the CCSI Companies are attached to the opinion of counsel to be supplied by such companies pursuant to
Section 13.5.

         8.2 ABSENCE OF DEFAULT. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by the CCSI Companies will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under (or cause the acceleration of the maturity of) or create any debt, indenture, obligation or liability affecting any CCSI Companies or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of any thereof (except in the ordinary course of Parent's business pursuant to the credit agreement, if any, of the Parent) under: (a) any term or provision of the Charter or Bylaws of any of the CCSI Companies; (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which any of the CCSI Companies is a party or by which any of them (or any of their respective properties) is bound;
(c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which any of the CCSI Companies is subject.

         8.3 SEC REPORTS. The Merger Sub has furnished to the Shareholder true and complete copies of Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, its Quarterly Reports on form 10-Q for the fiscal quarter ended September 30, 1997 and its proxy materials for the most recently held annual meeting of shareholders (the "SEC Reports") as such reports were filed with the Securities and Exchange Commission (the "SEC"). The SEC Reports, at the time such SEC Reports were filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since then, Parent and its affiliates have not suffered any material adverse change in their business. The Parent has timely filed all reports and other matters required to be filed by it with the SEC and all Stock Exchanges. Insofar as the Parent is concerned, Rule 144 is available to its shareholders who qualify to use such safe harbor and will be available to the Shareholder after the Merger.

         8.4 SHARES TO BE ISSUED. The Shares of Parent Common Stock to be issued and delivered pursuant to this Agreement will be duly and validly issued, fully paid and non-assessable.

         8.5 WARN. It is the present intention of the Parent to continue employment of employees of CHAD under current arrangements, subject, however, to the Merger Sub's rights to hire and discharge employees from time to time in the ordinary course of business.

         8.6 SOLVENCY. Neither the Parent nor the Merger Sub is insolvent nor will either be rendered insolvent by the execution, delivery, consummation or performance of this Agreement.

         8.7 NATURE OF MERGER TRANSACTION; CONTROL OF MERGER SUB; CONSIDERATION FOR MERGER. Prior to the Merger, Parent will own all of the issued and outstanding capital stock of Merger Sub and will be in control of the Merger Sub within the meaning of Section 368(c)(1) of the Code. Following the Merger, Merger Sub will not issue additional shares of its stock that would result in Parent losing control of the Merger Sub within the meaning of Section 368(c)(1) of the Code. The Merger is being consummated pursuant to the plan of reorganization reflected in this Agreement (or a summary form of such agreement approved by CHAD) and no Merger Sub stock is being issued as part of the Merger Consideration.


                                   ARTICLE IX.

                              COVENANTS OF PARTIES

         9.1 CERTIFICATE OF INCORPORATION AND BYLAWS OF CHAD; CAPITALIZATION. From the date of this Agreement until Closing, the Certificate of Incorporation and Bylaws of CHAD shall not be changed. CHAD shall not change its authorized or issued capital stock, declare or pay any dividend, or issue, encumber, purchase, or otherwise acquire, any of its capital stock.

         9.2 APPROVAL BY SHAREHOLDER. CHAD will submit this Agreement for approval by the Shareholder with a favorable recommendation by its board of directors and will use its best efforts to obtain requisite shareholder approval.

         9.3 APPROVAL BY MEMBERS. The Members of CLG shall take such action as necessary under the CLG Operating Agreement to approve of this Agreement.

         9.4 PRESERVATION OF BUSINESS AND CHAD ASSETS. From the date of this Agreement until Closing, CHAD and the Shareholder will use their best efforts and will do or cause to be done all such acts and things as may be reasonably necessary to preserve, protect and maintain intact the operation of the Business and CHAD Assets as a going concern consistent with prior practice and not other than in the ordinary course of business, to preserve, protect and maintain for Merger Sub the goodwill of the suppliers, employees, clientele and others having business relations with CHAD or the Business. CHAD will use its reasonable commercial efforts to retain its employees in their current positions up to Closing. Until termination of this Agreement, neither CHAD nor the Shareholder will sell, transfer or pledge, or negotiate the sale, transfer or pledge of, either any of the CHAD Assets or CHAD Stock or other security of CHAD, nor merge or consolidate with any other entity; neither CHAD nor the Shareholder will solicit any inquiries, proposals or offers relating to any such transactions; and such parties will promptly notify Merger Sub orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers that any may receive relating to any such matters. CHAD will pay no dividend, and will make no distribution or extraordinary payment to Shareholder or any third party or pay any intercompany payable and, other than in the ordinary course of business. CHAD will not sell, discard or dispose of any of the CHAD Assets except in the ordinary course of business consistent with past practice or as may be required by law. None of the Contracts will be amended in any material respect, other than to obtain any needed consents to the exchange of the CHAD Stock contemplated in the Merger between the date hereof and Closing without the prior written consent of Merger Sub or Parent, and CHAD will not enter into any new material contract, commitment or other transaction with respect to the Business or the CHAD Assets without the prior written consent of Merger Sub. From the Effective Date until Closing, CHAD will maintain and keep the CHAD Assets in a well-maintained condition and in good order and repair in accordance with past practices.

         9.5 BOOKS AND RECORDS.

         (1) From the date hereof until the Closing, CHAD will maintain its books of account in the usual, regular and ordinary manner on a basis consistent with prior years and will make no change in its accounting methods or practices.

         (2) Until Closing, CHAD and the Shareholder will give to Merger Sub full access to all of CHAD's offices, properties, books, contracts, commitments, records and affairs relating to the CHAD Stock, CHAD Assets or the Business so that Merger Sub or Parent may inspect and audit them and will furnish to Merger Sub a copy of all documents and information concerning the properties and affairs of CHAD, the Business, the CHAD Stock or the CHAD Assets as Merger Sub may reasonably request. If any such books, records and materials are in the custody of third parties, CHAD and the Shareholder will direct such third parties to promptly provide them to Merger Sub. No costs attributable to complying with requests or directives hereunder from any of the CCSI Companies shall cause a reduction in the Merger Consideration.

         (3) Following the Closing, Parent will permit the Shareholder, during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of the Business that relate to transactions or events occurring prior to the Closing. All out-of-pocket costs associated with the copying of the requested documents will be paid by the Shareholder. No costs attributable to complying with requests or directives hereunder from any of the CCSI Companies shall cause a reduction in the Merger Consideration.

         (4) The Shareholder will use reasonable efforts to cause CHAD's accounting firm to consent to the inclusion of the Financial Statements in any registration statements, private placement memoranda, and periodic reports, if any, necessary or appropriate in order to enable Parent or any Parent Affiliates to comply with any applicable registration or reporting requirements of federal or state securities laws.

         9.6 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. The Members, CHAD and CLG will each refrain from knowingly taking any action which would render any representation and warranty contained in this Agreement untrue, inaccurate or misleading in any material respect as of Closing. Each Member, CHAD and CLG will promptly notify Merger Sub of any lawsuit, claim, audit, investigation, administrative action or other proceeding asserted or commenced against CHAD or its directors, officers, or shareholder, or against CLG or its Members, that may involve or relate in any way to CHAD, CLG, the CHAD Assets, the Real Estate Assets, the CHAD Stock, or the operation of the Business promptly upon receiving actual notice thereof. Each Member, CHAD and CLG will promptly notify Merger Sub of any facts or circumstances that come to his, her or its actual attention and that cause, or through the passage of time may cause, any of Shareholder's, CHAD's or CLG's representations, warranties or covenants to be untrue or misleading in any material respect at any time from the date hereof through Closing.

         9.7 BROKER'S OR FINDER'S FEE. No party has retained, utilized, or received the services, or is liable for the payment of any fee, to any finder, broker, government official or similar person in connection with the transactions contemplated under this Agreement.

         9.8 INDEBTEDNESS; LIENS. Other than in the ordinary course of business, from the date of this Agreement through Closing, neither CHAD nor CLG will create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or other encumbrance in any of the CHAD Assets, without Parent's or Merger Sub's prior written approval. At Closing, subject only to the Peoples Bank debt and liens, which are to be paid pursuant to the consummation of the purchase of the Real Estate Assets as described in this Agreement, the CHAD Assets will be free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of first refusal, restrictions, reservations, defects in title, encroachments or other encumbrances, except for Permitted Encumbrances, and Shareholder will deliver to Merger Sub such pay-off letters, releases, U.C.C. termination statements and other documents as Merger Sub may reasonably request to evidence the same.

         9.9 COMPLIANCE WITH LAWS AND REGULATORY CONSENTS. From the date hereof through Closing, (a) CHAD and CLG will each comply with all applicable statutes, laws, ordinances and regulations in all material respects, (b) CHAD will keep, hold and maintain all Licenses necessary for the Business and operation of the CHAD Assets, (c) upon request, the Shareholder, CHAD and CLG will use their respective reasonable efforts (at Parent's expense) to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated by this Agreement, and (d) the Shareholder, CHAD, CLG, and each of the CCSI Companies will make and cause to be made all filings and give and cause to be given all notices which may be necessary on their parts, respectively, under all applicable laws and under their respective contracts, agreements and commitments in order to consummate the transactions contemplated under this Agreement.

         9.10 MAINTAIN INSURANCE COVERAGE. From the date hereof through Closing, CHAD will maintain in full force and effect the existing insurance on the CHAD Assets and the operations of the Business and will provide at Closing written evidence reasonably satisfactory to Merger Sub that such insurance continues to be in effect, that all premiums due have been paid.

                                   ARTICLE X.

                     CHAD'S AND SELLERS' CONDITIONS TO CLOSE

         The respective obligations of CHAD, CLG and the Sellers under this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived in writing by CHAD, CLG or either of the Sellers (individually, collectively, or in any capacity whatsoever), in whole or in part):

         10.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING; COMPLIANCE WITH AGREEMENT. The representations and warranties of the CCSI Companies contained in this Agreement and in any certificate or document delivered pursuant hereto will be deemed to have been made again at the Closing and will then be true in all material respects. Each of the CCSI Companies will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing and both the Merger Consideration and the Cash Consideration shall have been paid.

         10.2 NO ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body will have been instituted or threatened to restrain or prohibit the transactions hereunder contemplated, and no governmental agency or body or other entity will have taken any other action or made any request of CHAD, CLG, any of the Members or any the CCSI Companies as a result of which CHAD, CLG or any of the Members reasonably and in good faith deem that to proceed with the transactions hereunder may constitute a violation of law, rule, or regulation, or any judicial, administrative or regulatory order.

         10.3 ORDER PROHIBITING TRANSACTION. No order will have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court will have been issued which would have the effect of (a) making the transactions contemplated under this Agreement illegal or violative of such order, or (b) otherwise preventing consummation of the Merger or the sale of the Real Estate Assets. There will have been no United States federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would or could reasonably be expected, directly or indirectly, result in any of the consequences referred to in this Section 10.3.

         10.4 EMPLOYMENT AGREEMENT. The Shareholder and the Parent have executed the employment contract (the "Employment Contract") attached hereto as Exhibit
10.4 and the same has become effective (or specified to become effective as of the Closing).

         10.5 OTHER MATTERS, ETC. None of the CCSI Companies shall be in material breach of this Agreement and all of the CCSI Companies shall have fully performed under, and paid all of the consideration specified in, this Agreement. CHAD, CLG, and each of the Members shall have received the opinion of counsel to the CCSI Companies specified in Section 13.5.

                                   ARTICLE XI.

                       CCSI COMPANIES' CONDITIONS TO CLOSE

         The obligations of the CCSI Companies under this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by the respective the CCSI Companies, as applicable, in whole or in part):

         11.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING; COMPLIANCE WITH AGREEMENT. The representations and warranties of CHAD, CLG, and the Members contained in this Agreement (including the Exhibits hereto) and in any certificate or document delivered pursuant hereto will be deemed to have been made again at the Closing and will then be true in all material respects. Each of CHAD, CLG and the Members will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by such person or entity prior to or at Closing.

         11.2 NO ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body will have been instituted or threatened to restrain or prohibit the transactions hereunder contemplated, and no governmental agency or body or other entity will have taken any other action or made any request of CHAD, CLG, any of the Members or any of the CCSI Companies as a result of which the Parent reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law, rule, or regulation, or any judicial, administrative or regulatory order.

         11.3 ORDER PROHIBITING TRANSACTION. No order will have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court will have been issued which would have the effect of (a) making the transactions contemplated under this Agreement illegal or violative of such order, or (b) otherwise preventing consummation of the Merger or the sale of the Real Estate Assets. There will have been no United States federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would or could reasonably be expected, directly or indirectly, result in any of the consequences referred to in this Section 11.3.

         11.4 OTHER MATTERS, ETC. None of CHAD, CLG, or the Members shall be in material breach of this Agreement and all of them shall have fully performed those parts of this Agreement specified in this Agreement for their performance at or prior to Closing.

         11.5 DUE DILIGENCE; INSPECTION OF CHAD ASSETS; U.C.C. SEARCHES, ETC. Merger Sub and its representatives will have had and continue to have reasonable rights of inspection of the Business in connection with Merger Sub's due diligence review as provided herein. Merger Sub shall have received the cooperation of CHAD, CLG, and the Members in obtaining all information that it reasonably desired to obtain in order to effectively evaluate CHAD, the Business, the CHAD Assets and the Real Estate Assets.

         11.6 NONCOMPETITION AGREEMENTS. The Shareholder will have executed the Employment Contract specified in Section 10.4, which contract provides that the Shareholder shall not compete with the Merger Sub for a period of five (5) years from the date of Closing in the Geographic Area. As used herein, the term "Geographic Area" means the states in which the CCSI Companies are doing business as of the date of this Agreement which states are Montana, Michigan, Utah, California, Texas, Florida, Louisiana, Arkansas, Alabama and Tennessee.

         11.7 LICENSES AND PERMITS. The Merger Sub shall have obtained, after reasonable efforts, all necessary health care or other licenses, permits and approvals, if any, necessary for the continued operation of the Business of CHAD as operated prior to Closing or shall have otherwise procured assurances acceptable to the Merger Sub that such licenses and permits will be issued in due course following Closing.

         11.8 CONSENTS. Prior to Closing, Shareholder shall have obtained the consents required to consummate the Merger, the sale of the Real Estate Assets to the Merger Sub and other transactions contemplated herein and involving the agreements listed on Exhibit 7.11(2).

         11.9 OPINION OF CHAD'S COUNSEL; OPINION OF CLG'S COUNSEL. Parent and Merger Sub shall have received a favorable opinion, dated as of the Closing, of counsel for CHAD, the Members and for CLG, in the form of the attached Exhibit
11.9 to the effect that:

         (1) This Agreement has been duly authorized, executed and delivered by each of CHAD, CLG and each of the Members and (assuming that it is enforceable against the CCSI Companies) constitutes the legal, valid and binding obligation of each such party enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity;

         (2) The Board of Directors of CHAD has duly and lawfully approved the Merger;

         (3) The shares of Common Stock of CHAD outstanding immediately prior to the Closing of the Merger are validly authorized and issued and duly paid and non-assessable; and

         (4) Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, CHAD's Certificate of Incorporation or Bylaws or any agreement, instrument, judgment, decree, regulation or other restriction known to such counsel to which CHAD is a party or by which it is bound.

         (5) Neither the execution and delivery of this Agreement nor performance hereunder will conflict with or result in a breach of the terms, conditions, provisions of or constitute a default under, CLG's Articles of Organization or Operating Agreement or any agreement, instrument, judgment, decree, regulation or other restriction known to such counsel to which CLG is a party or by which it is bound.

                                  ARTICLE XII.

               OBLIGATIONS OF CHAD, CLG AND SHAREHOLDER AT CLOSING

         At Closing, CHAD and the Shareholder will deliver or cause to be delivered to Merger Sub the following in form and substance reasonably satisfactory to Merger Sub:

         12.1 DOCUMENTS EFFECTING CLOSING. CHAD, CLG and the Members will execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Merger Sub all documents reasonably requested by the Parent as being necessary to effect the Merger including resignations of each member of the Board of Directors and each officer of CHAD effective as of the Closing, together with the other documents and instruments specified in this Agreement.

         12.2 OPINION OF COUNSEL. The Shareholder will cause to be delivered to Merger Sub an opinion of counsel, dated as of Closing, in the form specified in
Section 11.8 hereof.

         12.3 CORPORATE GOOD STANDING AND CORPORATE RESOLUTION. CHAD and CLG will, respectively, deliver all certificates of public officials (exclusive of any approval of licensing authorities), resolutions and consents reasonably required of them to evidence the lawful approval by them, respectively, of the Merger and the sale of the Real Estate Assets.

         12.4 CLOSING CERTIFICATE. CHAD, CLG and the Shareholder will each deliver to Merger Sub a certificate or certificates of an officer of CHAD, of the members of CLG the Shareholder, dated as of Closing, certifying that (a) each covenant and obligation of CHAD, CLG and the Members have been complied with in all material respects and (b) each representation and warranty contained therein of CHAD, CLG and the Members, respectively, is true and correct in all material respects at the Closing as if made on and as of the Closing.

         12.5 THIRD PARTY CONSENTS. The Shareholder and CLG, as applicable, will deliver to Merger Sub by Closing all consents, including those listed on Exhibit 7.11(2), as provided in Section 11.8, estoppels, approvals, releases, pay-off letters (including a payoff letter from Peoples Bank in form attached hereto as Exhibit 12.5 such that, upon payment of the amounts specified therein, Peoples Bank shall have been fully paid and shall be required to release all of its liens on the CHAD Assets and the Real Estate Assets and other filings and authorizations of third parties that are required for the legal and proper execution delivery of this Agreement and the transactions contemplated thereby.

         12.6 EVIDENCE OF REPAYMENT OF THE PEOPLES BANK DEBT. CHAD and CLG shall deliver to the Parent a payoff letter from Peoples Bank in customary form such that, upon payment of the amounts specified therein, Peoples Bank shall have been fully paid and shall be required to release all of its liens on the CHAD Assets and the Real Estate Assets. A payoff letter from Peoples Bank is attached hereto as Exhibit 12.5.

         12.7 CHAD CLOSING STATEMENT. The Shareholder and CHAD will execute the Preliminary Closing Statement in respect of the Merger specified in this Agreement.

         12.8 CLG CLOSING STATEMENT. CLG will execute a Closing Statement in respect of the sale by CLG, and the purchase by the Merger Sub, of the Real Estate Assets in the form of the attached Exhibit 12.7.

         12.9 ADDITIONALLY REQUESTED DOCUMENTS; POST-CLOSING ASSISTANCE. Each party to this Agreement shall cooperate with the other party in executing such documents and instruments, and in taking such actions at the other party's expense, as shall be reasonably necessary to accomplish the purposes of this Agreement as applicable to such party, all at the expense of the requesting party.


                                  ARTICLE XIII.

                      OBLIGATIONS OF MERGER SUB AT CLOSING

         At Closing, the Merger Sub will deliver or cause to be delivered to the Shareholder or CLG, as applicable, the following in a form and substance reasonably satisfactory to the CLG and the Shareholder:

         13.1 MERGER CONSIDERATION. The Merger Sub will deliver to the Shareholder the Merger Consideration upon the terms specified in this Agreement.

         13.2 REAL ESTATE ASSETS CONSIDERATION. The Merger Sub shall deliver to CLG the Cash Consideration in payment for the Real Estate Assets.

         13.3 CORPORATE GOOD STANDING AND CERTIFIED BOARD RESOLUTIONS. The CCSI Companies will each deliver to the Sellers certificates of existence from the Secretary of State of Tennessee, dated the most recent practical date prior to Closing, together with a certified copy of the resolutions of each of the Board of Directors of each of the Merger Sub and the Parent authorizing the execution, delivery and consummation of this Agreement and the consummation of the transactions contemplated hereunder.

         13.4 CLOSING CERTIFICATE. The Merger Sub and Parent will deliver to the Members, individually and in their capacities as Shareholder and/or Members, a certificate of officers of each dated as of Closing, certifying that (a) each covenant and obligation of Merger Sub and Parent has been complied with in all material respects, and (b) each representation and warranty of Merger Sub and Parent is true and correct in all material respects at the Closing as if made on and as of the Closing.

         13.5 OPINION OF MERGER SUB'S COUNSEL. The CCSI Companies will deliver to Sellers a favorable opinion of Harwell Howard Hyne Gabbert & Manner, P.C., in the form of Exhibit 13.5, dated the date of the Closing and addressed to CLG and to the Sellers to the effect that:

         (1) All proceedings, other than the filing and recording of the Certificate(s) of Merger in the State of Tennessee necessary to effectuate the Merger of CHAD into the Merger Sub have been duly taken by Parent and Merger Sub in accordance with applicable law and upon such filing and recording of said Agreement, CHAD will be duly merged with and into Merger Sub;

         (2) The Board of Directors and of each of the respective CCSI Companies have duly and lawfully approved the Merger and all other transactions described in this Agreement and no approval by Parent's shareholders is required;

         (3) This Agreement has been duly authorized, executed and delivered by each of the CCSI Companies and (assuming that it is enforceable against CHAD, CLG, and the Sellers) constitutes the legal, valid and binding obligation of each such party enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity;

         (4) The shares of Parent Common Stock that are to be issued and delivered to the stockholders of CHAD upon consummation of the Merger are validly authorized and, when so issued, will be validly issued, fully paid and non-assessable; and

         (5) Neither the execution and delivery of this Agreement nor performance hereunder will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under Articles of Incorporation or Bylaws, the Parent or the Merger Sub or any judgment, decree, regulation or similar restriction of which such counsel has knowledge and to which Parent, the Merger Sub or Merger Sub is a party or by which either is bound.

         13.6 CHAD CLOSING STATEMENT. The Parent and the Merger Sub will execute the Preliminary Closing Statement in respect of the Merger specified in this Agreement.

         13.7 CLG CLOSING STATEMENT. The Parent and the Merger Sub will execute a Closing Statement in respect of the sale by CLG, and the purchase by the Merger Sub, of the Real Estate Assets in the form of the attached Exhibit 12.7.


                                  ARTICLE XIV.

                                   TERMINATION

         14.1 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated as follows:

         (1) By the mutual consent in writing of the boards of directors of CHAD and Parent.

         (2) By the board of directors of CHAD if any condition provided in
Article X hereof has not been satisfied of waived on or before the Effective
Date.

         (3) By the board of directors of Parent if any condition provided in
Article XI hereof has not been satisfied or waived on or before the Effective Date.


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



         (4) By the board of directors of either CHAD or Parent if the Effective Date has not occurred on or before February 15, 1998.

         14.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 14.1 hereof, except as specified in Section 16.2 of this Agreement, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damage, or loss of anticipated profits hereunder.


                                   ARTICLE XV.

         SURVIVAL OF PROVISIONS, INDEMNIFICATION, AND DISPUTE RESOLUTION

         15.1 SURVIVAL. The representations and warranties of Merger Sub, Parent, CHAD, CLG, and the Shareholder contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, will survive the date of Closing for a period of thirty-six (36) months. The obligations of CLG and the Sellers, on the one hand, or Merger Sub and Parent, on the other hand, under this Article XV will not begin until the indemnified party incurs one or more claims that equal, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00) (the "Basket") in which case the indemnified party shall be indemnified for all such claims. All claims sought by any party hereunder shall be net of any insurance proceeds received by such party with respect to such claim and each party agrees to diligently pursue any potential claims under such policies to minimize the size of claims for which indemnification is applicable. In no event shall the aggregate liability of Shareholder exceed the value of the shares issued as Merger Consideration as of the Closing.

         15.2 INDEMNIFICATION BY SHAREHOLDER. Subject to the provisions of
Section 11.4, the Shareholder and CLG will, jointly and severally, promptly indemnify, defend, and hold harmless Merger Sub and the Parent and its directors, officers, stockholders, employees and agents against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from (a) any breach by CHAD or the Shareholder of any of the covenants, obligations, representations or warranties or any certificate or document of CHAD and/or Shareholder delivered pursuant to this Agreement, and (b) any claim not disclosed herein that is brought or asserted by any third party(ies) against Merger Sub or CHAD arising out of the ownership, licensing, operation or conduct of the Business or CHAD Assets, the Real Estate Assets or related to the CHAD Stock or the conduct of any of CHAD's employees, agents or independent contractors, relating to all periods of time prior to the Closing.

         15.3 INDEMNIFICATION BY MERGER SUB AND PARENT. Merger Sub and Parent will promptly indemnify, defend, and hold CLG and the Sellers harmless against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees) and other damages resulting from (a) any breach by Merger Sub and Parent of any of its covenants, obligations, representations or warranties contained in this Agreement or any certificate or document of Parent or Merger Sub delivered pursuant to this Agreement and (b) any claim that is brought or asserted by any third party(ies) against CLG and/or any one or more of the Sellers arising out of and/or in connection with (a) the ownership, licensing, operation or conduct of the Business or the conduct of CHAD's employees, agents or independent contractors, relating to periods of time subsequent to the Closing and/or (b) as to the Sellers, CHAD, and/or CLG, the execution, consummation or performance of this Agreement relating to periods of time prior to the Closing to the extent that it is asserted that the transactions described in this Agreement were unauthorized or unlawful as to any of the CCSI Companies.

         15.4 RULES REGARDING INDEMNIFICATION. The obligations and liabilities of each party that may be subject to indemnification liability hereunder (the "indemnifying party") to the other party (the "indemnified party") will be subject to the following terms and conditions:

         (1) Claims by Non-Parties. The indemnified party will give written notice to the indemnifying party, within such time as not to prejudice unduly the indemnifying party's ability to defend against the underlying claim, of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Article XV, stating the nature of said claim and the amount thereof, to the extent known. The indemnified party will give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice will constitute the assertion of a claim for indemnity by the indemnified party. If, within thirty (30) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party will not settle or admit liability with respect to the claim and will afford to the indemnifying party and defending counsel reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel will be selected by such party and if the indemnified party then retains its own counsel, it will do so at its own expense. If the indemnified party does not receive a written objection to the notice from the indemnifying party within ten
(10) days after the indemnifying party's receipt of such notice, the claim for indemnity will be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid ten (10) day period the indemnified party will have received written objection to a claim (which written objection will briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties will attempt to settle the dispute as between the indemnified and indemnifying parties. If they are unable to settle the dispute, the unresolved issue or issues will be settled by arbitration in Nashville, Tennessee, in accordance with the rules and procedures of the American Arbitration Association; and

         (2) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in subsection 15.4(1) above) pursuant to this
Article XV will be made as follows. The indemnified party will give written notice to the indemnifying party, within such time as not to prejudice unduly the indemnifying party's ability to defend against the underlying claim, of any claim by the indemnified party which has not been made pursuant to subsection 15.4(1) above, stating the nature and basis of such claim and the amount thereof, to the extent known. The claim will be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this paragraph if within thirty (30) days after the indemnifying party's receipt of the claim the indemnified party will not have received written objection to the claim. In such event, the claim will be conclusively presumed to have been assented to and approved. If within the aforesaid thirty (30) day period the indemnified party will have received written objection to a claim (which written objection will briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties will attempt to settle the disputed claim as between the indemnified and indemnifying parties. If they are unable to settle the disputed claim, the unresolved issue or issues will be settled by arbitration in accordance with the provisions of Section 15.6 below.

         15.5 EXCLUSIVITY. Each of the parties to this Agreement acknowledges and agrees that its sole and exclusive remedy subsequent to Closing with respect to any and all claims for all losses, costs, and expenses covered by the indemnification provisions in Sections 15.2 and 15.3, as the case may be, shall be pursuant to the indemnification provisions set forth in this Article XV. Subject to Section 15.1, in furtherance of the foregoing, each of the Shareholder, CHAD, the Merger Sub and Parent hereby waive, to the fullest extent permitted under applicable law, any and all rights, claims and causes of actions it or any of its respective subsidiaries or its affiliates may have against the other party or such other party's subsidiaries or its affiliates, as the case may be, arising under or based upon any federal, state or local statute, law, ordinance, rule, regulation or common law or at equity but only to the extent they relate to the matters described in the immediately proceeding sentence.

         15.6 MANDATORY BINDING ARBITRATION. All claims, disputes, and demands for indemnification shall be arbitrated and not litigated as set forth in this part of Article XV.

         (1) Exclusive Procedure. Except for actions for extraordinary relief, which shall be permitted only to preserve the rights of the parties pending the issuance of the arbitrator's award, and to enforce an arbitrator's decision hereunder, all disputes, controversies, and claims arising out of the terms, operation, or interpretation of this Agreement shall be initiated by a written demand for resolution, documented in writing, and escalated through the appropriate levels of management of each party, up to and including a corporate officer responsible for this Agreement, until resolution of the issue is achieved within the time permitted by this Section.

         (2) If the dispute cannot be resolved by the parties by negotiation within thirty (30) days from the date of the written demand for resolution, the dispute shall be resolved by binding arbitration under the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. and, to the extent not inconsistent therewith, under the Commercial Arbitration Rules (the "CAR") of the American Arbitration Association ("AAA") then in effect. The proceedings shall be held in Nashville, Tennessee under the auspices of the AAA. As a minimum set of rules in the proceeding, the parties agree that the terms of this Section shall be deemed to supplement and/or amend, as necessary, the CAR.

         (3) The arbitration proceeding shall be conducted by (a) a single arbitrator if the amount(s) in dispute do not exceed Fifty Thousand and No/100 Dollars ($50,000.00) and (b) a panel of three (3) arbitrators for any dispute above that amount. The parties shall mutually agree on the identity of all arbitrators but, if the parties cannot agree on the arbitrator or panel of arbitrators within fifteen (15) days after the date written demand for the appointment of an arbitrator or panel is made, each party shall identify one independent individual, and these individuals shall then meet to appoint the arbitrator or panel of arbitrators. If an arbitrator or panel still cannot be agreed upon within an additional thirty (30) days, the arbitrator or panel shall be appointed by the AAA. If a single arbitrator serves, such arbitrator shall be a licensed Tennessee attorney reasonably experienced in both arbitration and mergers and acquisitions. If there is a panel of attorneys, at least one arbitrator shall be familiar with the operations of facilities comparable to the Facility and at least one arbitrator shall be a licensed Tennessee attorney reasonably experienced in both arbitration and mergers and acquisitions.

         (4) Hereinafter, reference to "arbitrator" shall be deemed in each case to include references to a panel of arbitrators. The decision by a majority of any arbitration panel shall be deemed the decision of the panel.

         (5) The parties shall equally bear the costs and fees of the arbitration proceeding.

         (6) Any arbitration proceeding hereunder shall be conducted on a confidential basis.

         (7) Any question of whether a dispute should be settled by arbitration under this Section shall also be arbitrated as provided in this Section.

         (8) The arbitrator shall specify the basis of his/her decision and the basis for any damages awarded. The decision of the arbitrator shall be considered as a final and binding resolution of the dispute, and may be entered as judgment in any court of competent jurisdiction in the United States. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such decision, award, order, or judgment.

         (9) The parties shall agree upon what, if any, discovery will be made available. If the parties cannot agree on the form of discovery within fifteen
(15) days of the written demand for the appointment of the arbitrator, there shall be only non-abusive, clearly relevant discovery in the form of depositions, document production, and inspections of items and things. The arbitrator shall have the power to issue subpoenas. In no event, however, shall any such discovery take more than one hundred twenty (120) days. The arbitrator shall be authorized to terminate or refuse any discovery sought outside the bounds of the foregoing sentence.

         (10) The arbitrator's award shall be issued not later than one hundred twenty (120) days from the date that the AAA notifies the other party of a demand for arbitration.

         (11) Neither party shall sue the other where the basis of the suit is a disagreement arising directly under the express terms of this Agreement except for (a) extraordinary relief described in



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



this Section or (b) enforcement of any written decision or order of the arbitrator, including any award, in the event the other party is not performing in accordance with the arbitrator's decision.


                                  ARTICLE XVI.
                                  MISCELLANEOUS

         16.1 ASSIGNMENT. No party may assign its rights or delegate its responsibilities without the express written consents of the other parties, which consents may be granted or withheld in the sole discretion of each of such other parties. Any assignment or delegation without such consent will be null and void. Subject to the foregoing, this Agreement will be binding upon and inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement is not intended to nor will it, create any rights in any other party.

         16.2 OTHER EXPENSES. Each party will pay all of its, his, her or their respective expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement. Merger Sub will pay all expenses in connection with the implementation of the Merger contemplated under this Agreement. CHAD and Merger Sub will split equally all expenses for the sale of the Real Estate Assets to Merger Sub, including not limited to recording fees and expenses, conveyance taxes, survey costs, title insurance premiums and the like. It is agreed, however, that Parent will pay the professional fees and expenses incurred by CHAD, the Members and CLG up to Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the event that the CCSI Companies fail or refuse to close the transactions described in this Agreement for any reason other than a material adverse change in the balance sheet or operations of CHAD since September 30, 1997, or the inability of CLG to convey good title to the Real Estate Assets, or inability of CHAD to consummate the Merger. All parties will pay their own taxes to be paid subsequent to the Closing.

         16.3 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given:

         (1) if delivered personally to the addressee, on the date actually received by the addressee;

         (2) if sent by facsimile, on the date actually received by the addressee; or

         (3) if sent by an overnight courier of national standing (such as FedEx), and sent for next business day delivery to the address specified below (and any subsequent change of address), with charges prepaid by the sender, on the day specified by such courier as the date of delivery.

         (4) if sent by certified mail, return receipt requested, on the date of receipt as shown on the return receipt notice.




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



To Members, CLG and, prior to Closing, CHAD:

c/o CHAD Youth Enhancement Center, Inc.
1751 Oak Plains Road
Ashland City, Tennessee 37015
Phone:  (931) 362-4723
Fax:    (931) 362-2816

To Sellers and CLG after the Closing:

1753 Oak Plains Road
Ashland City, Tennessee 37015
Phone:  (931) 362-2461
Fax:      (NONE)

with a copy of any notice to CHAD, CLG or either of the Sellers to:

Daniel W. Small, Esq.
Small & Ragan
323 Union Street, Suite 300
Post Office Box 190608
Nashville, Tennessee 37219-0608
Phone: (615) 252-6000
Fax:   (615) 262-6001

To Merger Sub and Parent and, after Closing, to CHAD:

H. Neil Campbell
Children's Comprehensive Services, Inc.
3401 West End Avenue
Suite 500
Nashville, TN 37203
Phone: (615) 383-0376
Fax:   (615) 269-7525

with a copy to:

Glen Allen Civitts, Esq.
Harwell Howard Hyne Gabbert & Manner, P.C.
1800 First American Center
315 Deaderick Street
Nashville, Tennessee 37238-1800
Phone: (615) 256-0500
Fax:   (615) 251-1059



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



Any party may change her, his or its address, telephone or facsimile numbers by sending notice of such change in accordance with this Section of such new address or telephone or facsimile number.

         16.4 CONFIDENTIALITY: PROHIBITION ON TRADING. Except for press releases issued by Merger Sub or Parent in the ordinary course following the execution of this Agreement, all parties agree to maintain the confidentiality of the existence of this Agreement and the transactions contemplated hereunder, unless
(a) disclosure is required by law, (b) except to the extent that disclosure has been made, or is made, in connection with the CCSI Companies' due diligence efforts and the obtaining of consents or giving of notices made in connection with this Agreement, or (c) except disclosures made as a result of transactions contemplated in this Agreement. The Shareholder, CHAD and their respective affiliates agree not to trade in the securities of Parent or its affiliates based upon any material nonpublic information prior to the public announcement of the Merger. Parent agrees that it will promptly announce the Merger and the acquisition of the Real Estate Assets within thirty (30) days after the Merger.

         16.5 CONFIDENTIAL INFORMATION. The parties acknowledge and agree that during the course of the negotiations of this Agreement and the transactions contemplated by this Agreement, each may make available to the other certain confidential or secret information that is of value to the party disclosing the information ("Confidential Information"). The parties agree (a) to maintain the confidentiality of the Confidential Information of the other party and not to disclose or disseminate such Confidential Information and (b) not to use the Confidential Information or any ideas, concepts and/or techniques contained in such Confidential Information for any purpose whatsoever other than in evaluation of the business opportunity contemplated by the letter of intent executed by the parties and the negotiation, execution, and consummation of this Agreement. The party receiving Confidential Information agrees to use the same standard of care in maintaining the confidentiality of the Confidential Information as it uses to avoid disclosure of its most sensitive confidential information. For purposes of this paragraph, Confidential Information shall not include any information which was not received from the other party.

                  The parties also agree to return the other party's Confidential Information or that part of any other information incorporating such Confidential Information at the request of the party disclosing Confidential Information to the extent that the disclosure thereof is required by law in the event that the Merger and the purchase of the Real Estate Assets by the Merger Sub are not consummated.

         16.6 PARTIAL INVALIDITY; WAIVER. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and (subject to the application of the following sentence) this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there will be automatically substituted for such invalid or unenforceable provision a provision as similar as possible that is valid and enforceable. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder will operate as a waiver thereof, or of any other right, power or remedy; nor will any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement will be valid unless it is in writing and signed by the party against which it is sought to be enforced. However, the last two sentences of this Section shall be subject to the limitation provision set forth in this Agreement.

         16.7 INTERPRETATION; KNOWLEDGE. All pronouns and any variation thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions will arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and will not be considered or referred to in resolving questions of interpretation. When used in this Agreement to qualify a representation or warranty made by a party hereto, the terms "knowledge", "best knowledge", and the like shall be deemed to refer to an awareness on the part of such party after reasonable inquiry about such matter.

         16.8 LIMITATION OF ACTIONS. No claims shall be brought by any party for a breach of or indemnity under this Agreement (a) more than one year after discovery of the existence of the claim or (b) regardless of the date of discovery, more than three years after the Effective Date.

         16.9 LEGAL FEES AND COSTS. In the event any party hereto incurs legal expenses to enforce, defend or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party will be entitled.

         16.10 CONTROLLING LAW. This Agreement will be construed, interpreted and enforced in accordance with the substantive laws of the State of Tennessee, without giving effect to its conflicts of laws provisions.

         16.11 REPRESENTATIVES. The parties agree that the CCSI Companies may rely on the signature and representations of Robert DuWayne Glasner (the Shareholder) and that the Sellers, CLG and CHAD may rely on the signature and representations of H. Neil Campbell, President of Parent.

         16.12 PARENT GUARANTEE. Parent agrees that it is executing this Agreement to guarantee the obligation of Merger Sub to pay the Merger Consideration on the terms and conditions provided herein and to guarantee the indemnification obligations of the Merger Sub as set forth in Section 15.3 of this Agreement.

         16.13 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement, including the Exhibits and any other attachments hereto, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letter of intent and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Merger Sub, CHAD and the Shareholder. This Agreement may be executed simultaneously in two or more counterparts each of which will be deemed an original and all of which together will constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



"CHAD":

CHAD YOUTH ENHANCEMENT CENTER, INC.


By:  Robert DuWayne Glasner
     -----------------------------
Title: President
       ---------------------------



"CLG":

CLG MANAGEMENT COMPANY, LLC


By: Robert DuWayne Glasner
    ------------------------------
Title: Chief Manager
       ---------------------------


"MEMBERS" / "SELLERS":



Robert DuWayne Glasner
--------------------------------------------
Robert DuWayne Glasner, Psy.D., Individually



Beckye Lynn Glasner
--------------------------------------------
Beckye Lynn Glasner, Individually

"MERGER SUB":

CHILDREN'S COMPREHENSIVE SERVICES
MANAGEMENT COMPANY


By: /s/ H. Neil Campbell
   ------------------------------
Title: President
       --------------------------




"PARENT":

CHILDREN'S COMPREHENSIVE SERVICES, INC.


By: /s/ H. Neil Campbell
   --------------------------------
Title: Executive Vice President
       ----------------------------

                      COMPROMISE AND SETTLEMENT AGREEMENT

         This COMPROMISE AND SETTLEMENT AGREEMENT ("Agreement") is made and entered into the 14th day of August, 1998 by and between CHILDREN'S COMPREHENSIVE SERVICES MANAGEMENT COMPANY ("CCS") and ROBERT DUWAYNE GLASNER, Psy.D. ("Dr. Glasner") on the following terms and conditions.

                                R E C I T A L S:

         WHEREAS, on or about February 11, 1998 CCS and The Chad Youth Enhancement Center, Inc. ("CHAD") entered into an Agreement and Plan of Merger; and

         WHEREAS, Dr. Glasner was the controlling interest in CHAD; and

         WHEREAS, in connection with the transaction the parties understood there would be an adjustment to the purchase price reflected on the Preliminary Closing Statement as "PURCHASE PRICE ADJUSTMENT INCREASE (DECREASE)" (the "Purchase Price Adjustment"); and

         WHEREAS, the parties have disputed the calculation of the adjustment amount and wish to finally settle their dispute as to the amount of the Purchase Price Adjustment.

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree as follows:

         1. The parties agree to compromise and settle this dispute and agree that the amount of the PURCHASE PRICE ADJUSTMENT INCREASE will be the amount of Forty Two Thousand Six Hundred Three and 50/100 Dollars ($42,603.50). CCS will remit this amount to Dr. Glasner upon the execution of this Agreement.

         2. Dr. Glasner for himself and any other former shareholders of CHAD hereby releases CCS and its shareholders, directors, successors and assigns from any and all further claims to additional funds related in any way to the PURCHASE PRICE ADJUSTMENT INCREASE amount and accepts the settlement amount in full satisfaction of the Purchase Price Adjustment.

         3. This Agreement only compromises and settles the claim with respect to the PURCHASE PRICE ADJUSTMENT INCREASE and does not operate to release or compromise any other undertakings or obligations of the parties as contained in the transaction documents.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                   CCS:

                                   CHILDREN'S COMPREHENSIVE SERVICES
                                   MANAGEMENT COMPANY

                                   By:   H. Neil Campbell
                                      ---------------------------------------

                                   Title:  President
                                          -----------------------------------



                                   DR. GLASNER:

                                   Robert Duwayne Glasner
                                   -------------------------------------------
                                   ROBERT DUWAYNE GLASNER, Psy.D.






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